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                                                                    Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

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                                                                                                          --------------------------
                                                                                                              Thirteen Weeks Ended
                                   ---------------------------------------------------------------------  --------------------------
                                   Feb 3, 1996  Feb 1, 1997  Jan. 31, 1998  Jan. 30, 1999  Jan. 29, 2000  Apr 29, 2000  May 01, 1999
                                   ---------------------------------------------------------------------  --------------------------

Earnings Before Income Taxes           585,199      748,527       854,242      1,319,262      1,784,949       370,829       323,792
Add:
              Interest Expense           5,490        5,529        17,779         46,145         44,968        11,503         7,963
    Interest on rental expense         195,168      218,403       250,025        288,143        337,471        86,855        74,387
                                   --------------------------------------------------------------------  --------------------------

Earnings                               785,857      972,459     1,122,046      1,653,550      2,167,388       469,187       406,142
                                   ====================================================================  ==========================

Interest Expense                         5,490        5,529        17,779         46,145         44,968        11,503         7,963
Capitalized Interest                         -        8,564        12,186         10,982         24,900         8,330         4,328
Interest on rental expense             195,168      218,403       250,025        288,143        337,471        86,855        74,387
                                   --------------------------------------------------------------------  --------------------------

Fixed Charges                          200,658      232,496       279,990        345,270        407,339       106,688        86,678
                                   ====================================================================  ==========================

Ratio of Earnings to Fixed Charges        3.92         4.18          4.01           4.79           5.32          4.40          4.69
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